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                                                                  EXHIBIT 10.1

GENZYME
    TRANSGENICS

                              MANAGEMENT AGREEMENT
                     (Also known as the Severance Agreement)


     This Severance Agreement, dated as of MAY 27, 1999 among Genzyme Transgenics Corporation, a Massachusetts corporation (together with its affiliates and subsidiaries, "GTC") with its principal offices at Five Mountain Road, Framingham, Massachusetts 01701 and DANIEL WOLOSHEN (the "Employee") residing at 796 ELEVEN O'CLOCK ROAD, FAIRFIELD, CT 06430.

     The Employee is employed by GTC as VICE-PRESIDENT, GENERAL COUNSEL.

     Accordingly, the parties hereto agree as follows:

     SECTION 1. SEVERANCE PAYMENT; BENEFITS.

     1.1 TERMINATION EVENTS RESULTING IN SEVERANCE PAYMENTS. In the event of the termination of the Employee's employment by GTC without cause including change in control, then GTC shall make severance payments to the Employee in the amount set forth in, and payable in accordance with, Section 1.2. No severance shall be payable in the event that the Employee's employment is terminated (a) by the Employee, (b) by GTC in the event of the Employee's death or inability, by reason of physical or mental impairment, to perform substantially all of the Employee's essential duties with or without reasonable accommodation for a continuous period of 120 days, or (c) by GTC in the event of the Employee's breach of any material duty or obligation to GTC, or intentional or grossly negligent conduct that is materially injurious to GTC (as reasonably determined by GTC's Board of Directors) or willful failure to follow the reasonable directions of GTC's executive officers.

     1.2 AMOUNT AND PAYMENT OF SEVERANCE. The aggregate severance payments referred to above shall be payable biweekly, in arrears, for twelve (12) months, commencing with the first week after termination, each in an amount equal to 100% of the Employee's biweekly base salary at the time of such termination.

     1.3 BENEFITS. The Employee's coverage under GTC's health and dental insurance plans will remain in effect at GTC's normal co-pay expense, during any period over which severance payments are being made hereunder, unless the Employee notifies GTC in writing that such coverage is no longer necessary. If, because of limitations required by third parties or imposed by law, the Employee cannot be provided such benefits through GTC's plans, then GTC will provide the Employee with substantially equivalent benefits, on an aggregate basis, at its expense.


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     3.6 CONFIDENTIALITY AND INVENTIONS AGREEMENT. The Employee confirms that he or she has executed, or agrees that he or she will execute, GTC s standard confidentiality and inventions agreement pertaining to GTC's intellectual property and confidential information.

     2.2 NON-COMPETITION COVENANT. During the Employee's employment by GTC and, subject to the terms of Section 2.3, during the period of one year after such termination, the Employee will not:

         (a) become or be interested in (whether as an officer, director, stockholder, partner, proprietor, associate, representative or otherwise), or directly or indirectly engage in activities or render services for or to, any direct competitor which engages in activities or services which are directly related to any specific product or services or ongoing project of GTC on which the Employee was working during the Employee's employment; provided, however, that notwithstanding the foregoing, the Employee may own, as an inactive investor, securities of any competitor corporation, so long as the Employee's holding in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation; or

         (b) recruit, entice, or induce any of GTC's other consultants or employees to engage in any activity which, were it done by the Employee, would violate the foregoing clause (a).

     2.3 Non-Competition Payments; Enforcement of Non-Competition Covenant.

         (a) Subject to Section 2.3(b), following the termination of the Employee's employment with GTC, GTC may enforce its rights with respect to the Employee's non-competition covenant set forth in Section 2.2 only if:

              (i) GTC makes severance payments to the Employee hereunder and continues to make payments in an amount equal to such biweekly base salary for a total of 12 months; or

              (ii) In the event that the employment of the Employee by GTC is terminated and the Employee is entitled to severance payments under the terms of
Section 1.1 or any other agreement or understanding between the parties, GTC makes severance payments to the Employee hereunder and continues to make payments in an amount equal to such biweekly base salary for a total of fifty-two (52) weeks; or

              (iii) In the event that the employment of the Employee by GTC is terminated and the Employee is not entitled to severance payments under the terms of Section 1.1 or any other agreement or understanding between the parties, GTC makes bi-weekly payments to the Employee, in arrears, for twelve
(12) months, commencing with the first week after termination, each in an amount equal to 100% of the Employee's biweekly base salary at the time of such termination; or

              (iv) During the twelve month period commencing with the first week after termination, GTC makes severance payments under another agreement or understanding between the parties which, together with any voluntary payments by GTC, equal or exceed the amount payable under Section 2.3(a)(ii).


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         (b) GTC's obligations under Section 2.3 are subject to the following:

              (i) The aggregate payments under Section 2.3(a) may be reduced by the amount of any salary or wages earned as a result of any employment of the Employee during such period, provided that to the extent severance payments are due under Section 1.1 or any other agreement, in no event shall such payments be less than the amount of such required severance.

              (ii) In the event that Employee breaches the covenant set forth in
Section 2.2, GTC may enforce such covenant without continuing payments under
Section 2.3(a) after the date of such breach.

              (iii) In the event that GTC commences payments under Section 2.3, GTC may only terminate such payments prior to the end of such twelve month period in the event that GTC has provided the Employee with two month's prior written notice of such termination; provided however, that this clause (iii) does not entitle GTC to terminate payments required by Section 1.1 or under any other severance agreement prior to payment in full. In the event of any such early termination of payments, GTC's right to enforce the Employee's non-competition covenant set forth in Section 2.2 will terminate upon the date of the last payment hereunder.

     SECTION 3. MISCELLANEOUS.

     3.1 ASSIGNMENT. This Agreement may not be assigned, in whole or in part, by either party without the prior written consent of the other party, except that GTC may, without the consent of the Employee, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which GTC may merge or consolidate, or to which GTC may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, GTC. After any such assignment by GTC, GTC shall be discharged from all further liability hereunder and such assignee shall have all the rights and obligations of GTC under this Agreement.

     3.2 NOTICES. All notices, requests, demands and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth at the beginning of this Agreement or such other address as a party shall have designated by notice in writing to the other party, provided that notice of any change in address must actually have been received to be effective hereunder.

     3.3 INTEGRATION. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding relating to the subject matter hereof. This Agreement may not be superseded amended, supplemented or otherwise modified except by a writing signed by the Employee and GTC.

     3.4 BINDING EFFECT. Subject to Section 3.1, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors, assigns, heirs and personal representatives.


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     3.5 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original and shall together constitute one and the same instrument.

     3.6 SEVERABILITY. If any provision hereof shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein. If any provision hereof shall for any reason be held by a court to be excessively broad as to duration, geographical scope, activity or subject matter, it shall be construed by limiting and reducing it to make it enforceable to the extent compatible with applicable law as then in effect.

     3.7 GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its conflict-of-law provisions.

     3.8 TERMINATION. Nothing in this Agreement is intended to or shall modify the at-will nature of the Employee's employment relationship with GTC. The Employee may terminate his or her employment at any time with or without notice and with or without cause and GTC may do likewise, subject only to the express provisions of this Agreement.

     3.9 SURVIVAL OF OBLIGATIONS; ENFORCEMENT. The Employee's duties hereunder shall survive termination of the Employee's employment by GTC. The Employee acknowledges that a remedy at law for any breach or threatened breach by the Employee of the provisions of this Agreement may be inadequate and the Employee therefore agrees that GTC shall be entitled to injunctive relief in case of any such breach or threatened breach.

     3.10 NOTICE TO FUTURE EMPLOYERS. For the period of twelve (12) months immediately following the end of the Employee's employment by GTC, the Employee will inform each new employer, prior to accepting employment, of the existence of this Agreement and provide such new employer with a copy of it.

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first written above.

                                    EMPLOYEE:


                                    /s/ DANIEL WOLOSHEN
                                    ---------------------------------




                                    GENZYME TRANSGENICS CORPORATION


                                    By: /s/ JOHN B. GREENE
                                        -----------------------------
                                        Title: Vice President


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